Exhibit 10.1

2005 Digital Insight Management Incentive Plan

2005 Digital Insight Management Incentive Plan (the “Plan”)

I. PLAN PURPOSE

The Plan is designed to motivate, recognize, and reward eligible participants for their contributions towards Digital Insight (the “Company”) meeting its annual financial objectives and strategic goals.

II. EFFECTIVE DATE

This plan is effective as of January 1, 2005 and will remain in effect through December 31, 2005 (the “Effective Period”), unless revoked or modified by the Chief Executive Officer (CEO) and/or Board of Directors (the “BOD”).

The Plan does not renew automatically at the end of the Plan’s Effective Date. Its continuation, modification or cancellation is determined solely by the CEO and/or BOD.

III. ELIGIBILITY

All full-time employees in management roles may be considered for eligibility in the Plan.

•	For employees below the Senior Vice President level, recommendations for eligibility will be reviewed by the Senior Vice President of the department and submitted to Human Resources for review and approval. The Senior Vice President of Human Resources will make the final decision regarding Plan eligibility.

•	For employees above the Vice President level, recommendations for eligibility will be reviewed and approved by the Compensation Committee of the Board of Directors.

Once eligibility has been approved, the employee’s participation in the Plan will begin on the first day of the first full fiscal quarter in which he or she is eligible for purposes of quarterly calculations and on the first day of the first full fiscal month in which he or she is eligible for purposes of annual calculations. Newly eligible employees include new hires and current employees granted eligibility into the Plan.

For currently eligible employees on a quarterly bonus schedule, the employee must maintain full-time active status for the entire quarter to be eligible for a payment when the bonus pool funds. Annual calculations will be prorated according to the calculation below. Quarterly calculations will not be prorated.

For annual calculations, an eligible employee granted eligibility after January 1st, but no later than September 30th, will participate in the Plan on a pro-rata basis. The pro-ration will be n/12 of annual entitlement where n equals the number of full fiscal months the employee is eligible during the Effective Dates of the Plan.

An eligible employee whose performance has been documented as marginal or poor may be designated as ineligible or partially eligible for one or more quarters and for all or a portion of the annual calculation with approval from Human Resources and the Senior Vice President of the department. The individual will be advised in writing prior to quarter-end of the reduced or eliminated eligibility status.

2005 Digital Insight Management Incentive Plan	1
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

IV. DEFINITIONS

2005 Financial Objectives: The Board of Director approved financial plan for 2005.

Base Salary: The wages paid to an employee each payroll period, without regard to performance. The base salary for the Plan participant is initially determined at the time of hire. Thereafter, increases or decreases in salary are determined at the sole discretion of authorized Company management. There is no promise or implied promise of salary increases. If salary is presented, discussed or in any manner referred to as an annualized number, the annualized number does not imply or promise continued employment.

MIP Target: The bonus target for a Plan participant during the Effective Period for the Plan, stated as a percentage of his or her base salary, if the Company’s financial objectives and the participant’s personal objectives are achieved. A participant’s level in the organization determines the MIP Target.

MIP Bonus Range: The range of bonuses for which a MIP participant is eligible during the Effective Period for the Plan based on his or her achievement of personal objectives, stated as percentages of his or her base salary (e.g., x% to y% of base salary), if the Company’s financial objectives are achieved.

Bonus Payout: The actual amount paid to an eligible employee under the Plan after adjustment for Company performance versus financial objectives, individual performance and the discretion of the Board of Directors and/or the Compensation Committee of the Board of Directors.

Operating Income: For the purposes of this Plan, Operating Income is calculated as the “Income (Loss) from Operations” as reported in the Company’s periodic filings with the Securities and Exchange Commission (SEC) adjusted for the amortization of intangible assets. Operating Income also excludes (i) non-recurring charges included in the calculation of “Income (Loss) from Operations” that are excluded in the calculation of pro forma net income (loss) as presented in the Company’s earnings press releases, and (ii) expenses related to California Workers Compensation insurance premiums.

Revenue: Revenue shall be measured based on the Total Revenue amounts as presented in the Company’s periodic filings with the SEC.

V. PLAN STRUCTURE

The Company’s financial objectives for the Plan are established by the CEO, and approved by the Board of Directors. The Plan contains two basic components:

	Company Financial Objectives	Personal Objectives
Description	• Operating Income • Revenue (see Attachment B)	Participant’s evaluated contribution to assigned goals aligned with the 2005 Corporate Goals (see Attachment A)

2005 Digital Insight Management Incentive Plan	2
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

VI. PLAN AND DEPARTMENT FUNDING

(a) OVERALL PLAN FUNDING

Company Financial Objectives:

Plan funding is driven by two financial measures: (1) Operating Income and (2) Revenue. The bonus pool is funded based on achievement against the financial objectives in accordance with the Plan’s bonus funding matrix (the “Matrix”) (see Attachment C.)

The Matrix was designed in accordance with the following principles:

•	At 100% achievement of the Company’s “stretch” financial objectives for the Plan, the bonus pool will be fully funded (100%). The pool will fund at 70% for achievement of the “base plan” financial objectives.

•	A minimum performance level or threshold for bonus pool funding and payout has been established. If Company Operating Income achievement falls below 85% and/or Company Revenue achievement is below 90%, the bonus pool funding will be zero. Both thresholds have been reduced by 5% from the Plan in 2004.

(b) DEPARTMENT BONUS POOL FUNDING

Based on the Company’s achievement of the financial objectives, each department will receive a bonus pool for distribution to eligible Plan participants based on the funding levels established in the Matrix.

The total size of a department’s bonus pool is determined by two factors:

1.	The Company’s overall Operating Income and Revenue achievement versus objectives.

2.	The number of eligible department participants and their associated MIP Target. The addition of newly eligible employees during the Plan’s Effective Date prior to September 30th and in accordance with the eligibility guidelines will increase the size of the department’s bonus pool accordingly.

The sum of the individual bonus payout recommendations within the department may not exceed the department’s available funds for distribution without approval from the Senior Vice President of Human Resources and the CEO. All recommendations will be reviewed by and subject to the approval of the Senior Vice President of Human Resources, the CEO, and the Compensation Committee.

VII. BONUS PAYOUT, TIMING, AND EXAMPLES

(a) INDIVIDUAL BONUS PAYOUT

Individual potential Bonus Payouts are determined by three factors:

1.	MIP Target: The target bonus payout as determined by the participant’s position level (e.g., expressed as a percentage of your base salary.)

2.	Company Performance: The bonus pool funds based on the Company’s achievement of the Plan’s financial objectives.

2005 Digital Insight Management Incentive Plan	3
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

3.	Individual Performance: The manager’s evaluation of the participant’s achievement against his or her assigned personal goals balanced against the manager’s determination of how the participant exemplified the Company’s stated values in achieving such goals. Based on the participant’s individual performance and the manner through which such results were achieved, the actual bonus payout may be greater than or lower than the participant’s MIP target (see MIP Bonus Range in the Definitions section.)

As discussed in the Plan Funding Section, Company performance will affect available funds for bonus payouts. The Matrix in attachment C illustrates how the plan will fund at various Operating Income and Revenue achievement levels. No individual bonus payouts will be made if the Company does not meet threshold performance levels for both Operating Income (85%) and Revenue (90%) achievement. After a participant’s recommended Bonus Payout has been determined by his or her manager and reviewed by the Senior Vice President of the department, it shall be reviewed and approved by the Senior Vice President of Human Resources, the CEO, and the Compensation Committee. The final Bonus Payout may be adjusted upwards or downwards at their sole discretion.

MIP Targets and Bonus Ranges by Position Level

		MIP Bonus Range Guidelines Based on Individual Contribution
Position Level	MIP Target	None	Some	Expected	Extraordinary
Manager	15%	0%	10%	15%	20%
Director	20%	0%	15%	20%	25%
Vice President	30%	0%	20%	30%	40%
Senior Vice President	50%	0%	35%	50%	65%
Executive Vice President	70%	0%	55%	70%	85%

(b) BONUS PAYOUT TIMING

For Non-Executive Management (Manager to Vice President levels):

Plan Payout Schedule:

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Quarterly	20%	20%	20%	20%	80%
Annual				20%	20%

					100%

Quarterly bonus payouts will be calculated during the first 45 days following the end of the fiscal quarter based on the participant’s earned base salary for the quarter. The BOD will approve the plan funding percentage based on the Company’s achievement of the Plan’s financial objectives. Annual bonus payouts will be sent out the first pay period following the BOD approval meeting after year-end but not later than March 15, 2006.

2005 Digital Insight Management Incentive Plan	4
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

Executive-management (Senior Vice President and above):

Bonus payouts for Senior Vice Presidents and above will be calculated and awarded on an annual basis, subject to review and approval of the Compensation Committee of the Board of Directors. Bonus payments will be made no later than March 15, 2006.

(c) SAMPLE PLAN BONUS PAYOUT CALCULATIONS

Example 1– Meet Company & Meet Individual

Company Achieves 100% of Plan’s financial objectives.

Manager is making an expected contribution to the achievement of his/her assigned personal goals.

Digital Insight Manager: MIP target of 15%
Base salary as of 1/1/2005: $80,000
Quarterly earned base salary: $20,000

Bonus Component	Achievement		Calculation / Payout
Company Financial Objectives	Met 100% goal of • Operating Income • Revenue		Bonus Pool fully funded (100%)

Personal Contribution to the Corporate goals as assigned.	Some contribution Expected contribution Extraordinary contribution	10% 15% 20%	15% x $20,000

TOTAL QUARTERLY PAYOUT $3,000

Example 2 – Meet Company & Exceed Individual

Company Achieves 100% of Plan’s financial objectives.

Manager is making an extraordinary contribution to the achievement of his/her assigned personal goals.

Digital Insight Manager: MIP target of 15%
Base salary as of 1/1/2005: $80,000
Quarterly earned base salary: $20,000

Bonus Component	Achievement			Calculation / Payout
Company Financial Objectives	Met 100% goal of • Operating Income • Revenue			Bonus pool fully funded (100%)

Personal Contribution to the Corporate goals as assigned.	Some contribution Expected contribution Extraordinary contribution	10 15 20	% % %	20% x $20,000

TOTAL QUARTERLY PAYOUT $4,000

2005 Digital Insight Management Incentive Plan	5
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

Example 3 – Exceed Company & Exceed Individual

Company Achieves 102% of Plan’s financial objectives.

Manager is making an extraordinary contribution to the achievement of his/her assigned personal goals.

Under this example the Plan’s bonus pool funding increases by 10% (see attachment C) allowing for individual bonus payouts to exceed their MIP bonus range, based on individual performance.

Digital Insight Manager: MIP target of 15%
Base salary as of 1/1/2005:	$80,000
Base stated quarterly:	$20,000

Bonus Component	Achievement		Calculation / Payout
Company Financial Objectives	Met 102% of both goals • Operating Income • Revenue		Bonus pool funding at 110% of plan

Personal Contribution to the Corporate goals as assigned.	Some contribution Expected contribution Extraordinary contribution	10% 15% 20%	20% x $ 20,000 x 110% funding

TOTAL QUARTERLY PAYOUT $4,400

Example 4 – Below Company & Meet Individual

Company Achieves 70% of Plan’s financial objectives.

Manager is making an expected contribution to the achievement of his/her assigned personal goals.

Under this example the Plan’s bonus pool funding is at 70% of target (see attachment C).

Digital Insight Manager: MIP target of 15%
Base salary as of 1/1/2005:	$80,000
Base stated quarterly:	$20,000

Bonus Component	Achievement		Calculation / Payout
Company Financial Objectives	% Achievement of Goals: • 93% Operating Income • 98% Revenue		Bonus pool funding at 70% of plan

Personal Contribution to the Corporate goals as assigned.	Some contribution Expected contribution Extraordinary contribution	10% 15% 20%	15% x $ 20,000 x 70% funding

TOTAL QUARTERLY PAYOUT $2,100

2005 Digital Insight Management Incentive Plan	6
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

VIII. DISCLAIMERS

The Compensation Committee may approve exceptions or alternative awards as well as eliminate or reduce actual bonus payouts at its sole discretion. Achievement of Company financial objectives and/or personal objectives is not a guarantee of bonus payout at any level (e.g., target, below, or above.)

(a) CONDITIONS OF EMPLOYMENT

Participants are subject to the same terms and conditions of employment as all Company employees, unless a written agreement, signed by the Company CEO, supercedes these standard terms and conditions.

Employment is on an at-will basis. Both the Company and the participant have the right to terminate employment at any time, with or without notice, for any reason or for no reason. Modifications to the terms and conditions must be defined in writing and signed by the CEO and the relevant employee, which states the intent of both to alter the relationship.

(b) TERMINATION OF EMPLOYMENT

The participant must be employed through the last day of the current quarter in the Plan’s Effective Dates to be eligible to receive a bonus payout for that quarter. If employment terminates before the end of the current quarter as a result of the participant’s voluntary resignation or as a result of an involuntary termination, the participant will not be eligible for a bonus payout. In addition, the participant will not receive any pro-rata portion of the annual bonus payout. Subject to applicable state and federal law, bonus payments are subject to reduction by monies due from the participant to the Company.

If employment terminates as a result of death, disability or retirement, the pro-rata bonus payout will be paid to the MIP participant, the MIP participant’s estate or the MIP participant’s designated beneficiary, whichever is applicable. Subject to applicable state and federal law, bonus payments are subject to reduction by monies due from the MIP participant to the Company.

Calculation and payment of payouts will be made at the regularly scheduled times as discussed in the individual bonus payout section of the Plan document.

2005 Digital Insight Management Incentive Plan	7
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05

IX. ADMINISTRATION

All payments are subject to applicable taxes and will be reported as earnings on the participant’s year-end W-2 Form.

Participation in this program does not establish or imply any entitlement to continued employment. Employment remains on an at-will basis at all times.

2005 Digital Insight Management Incentive Plan	8
CONFIDENTIAL – The 2005 Financial targets in this document are strictly company confidential
Effective 1/1/05